                                                               EXHIBIT 5




                     {letterhead of Preston Gates & Ellis}


                                January 13, 1995


Microsoft Corporation
One Microsoft Way
Redmond, WA 98052

         Re:     Registration Statement on Form S-3

Gentleman:

         In connection with the registration of 57,120 shares of common stock, par value $.00005 per share (the "Shares") of Microsoft Corporation (the "Company") with the Securities and Exchange Commission on a Registration Statement on Form S-3 (the "Registration Statement"), relating to the sales, if any, of the Shares by Kenneth M. Felder, Brian D. Harvey, or Larry A. Iversen, (collectively the "Selling Shareholders"), we have examined such documents, records and matters of law as we have considered relevant. Based upon such examination and upon our familiarity as counsel for the Company, with its general affairs, it is our opinion that:

         The Shares being registered are legally issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                   Very truly yours,

                                                   PRESTON GATES & ELLIS


                                                   By    \s\  Mark R. Beatty
                                                      Mark R. Beatty